          EXHIBIT 11 -STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
              (All amounts in thousands except per share amounts)


                                                                        Year Ended
                                                        ------------------------------------------
                                                        April 2,      March 27,          March 28,
                                                         1994           1993               1992
                                                         ----           ----               ----
Primary earnings per share:
  Average shares outstanding                              8,430          7,828              7,760
  Net effect of dilutive stock options - based on the
    Treasury Stock method using average market price         12            106                157
                                                        -------       --------            -------
  Total primary shares and equivalents                    8,442          7,934              7,925
                                                        -------       --------            -------

  Income before cumulative effect of changes
    in accounting principles                            $ 8,526       $  9,828            $ 9,725
                                                        -------       --------            -------
       Per primary share amount                         $  1.01       $   1.24            $  1.23
                                                        =======       ========            =======

  Net income                                            $10,467       $  9,828            $ 9,725
                                                        -------       --------            -------
       Per primary share amount                         $  1.24       $   1.24            $  1.23
                                                        =======       ========            =======


Fully diluted earnings per share:
- - ---------------------------------
  Average shares outstanding                              8,430          7,828              7,768
  Net effect of dilutive stock options - based on the
    Treasury Stock method using higher of
    average market or last price                             12            106                167
  Assumed conversion of 7% convertible
    subordinated debentures                               1,290             68                  -
                                                        -------      ---------            -------
  Total shares and equivalents                            9,732          8,002              7,935
                                                        -------      ---------            -------

  Income before cumulative effect of changes
    in accounting principles                            $ 8,526      $   9,828            $ 9,725
  Add 7% convertible subordinated debentures
    interest, net of tax benefit                            906             49                  -
                                                        -------      ---------            -------
       Total                                            $ 9,432      $   9,877            $ 9,725
                                                        -------      ---------            -------
       Per fully diluted share amount                   $  0.97      $    1.23            $  1.23
                                                        =======      =========            =======

  Net income                                            $10,467      $   9,828            $ 9,725
    Add 7% convertible subordinated debentures
    interest, net of tax benefit                            906             49                  -
                                                                                          -------
       Total                                            $11,373      $   9,877            $ 9,725
                                                        -------      ---------            -------
    Per fully diluted share amount                      $  1.17      $    1.23            $  1.23
                                                        =======      =========            =======